QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2001

Arden Group, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-9904	95-3163136
(Commission File Number)	(IRS Employer Identification No.)
2020 S. Central Avenue Compton, California	90220
(Address of Principal Executive Offices)	(Zip Code)

(310) 638-2842
(Registrant's Telephone Number, Including Area Code)

(Former name or former address, if changed since last Report.)

Item 4. Changes in Registrant's Certifying Accountant.

    PricewaterhouseCoopers LLP (the "Former Accountant") was previously the certifying independent accountant for Arden Group, Inc. ("Arden"). On December 12, 2001, that firm was dismissed as independent accountant.

    The Former Accountant's report on the consolidated financial statements for the fiscal years ended January 1, 2000 and December 30, 2000, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

    The decision to change independent accountants was recommended by the Audit Committee and approved by the Board of Directors.

    During Arden's fiscal years ended January 1, 2000 and December 30, 2000, and through December 12, 2001, there were no disagreements with the Former Accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of the Former Accountant, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

    On December 12, 2001, Arthur Andersen LLP was engaged as the certifying independent accountant for Arden.

Item 7. Financial Statements and Exhibits.

    Exhibits:

      16.  Letter re Change in Certifying Accountant.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARDEN GROUP, INC. (Registrant)
Date: December 12, 2001	/s/ DAVID M. OLIVER
	By:	David M. Oliver Chief Financial Officer

EXHIBIT INDEX

Number	Item
16	Letter from PricewaterhouseCoopers LLP regarding change in certifying accountant

QuickLinks

FORM 8-K
Item 4. Changes in Registrant's Certifying Accountant.
Item 7. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX